                                                                    Exhibit 99.2

                          NAVIGANT INTERNATIONAL, INC.
                        PRO FORMA FINANCIAL INFORMATION
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

     In the first fiscal quarter ended July 25, 1998, Navigant International, Inc. ("Navigant" or the "Company") made two acquisitions under the purchase method for an aggregate purchase price of $20,372 in cash (the "First Quarter Fiscal 1999 Purchase Acquisitions"). Additionally, the Company completed the acquisition of Arrington Travel Center, Inc. ("ATC") on July 28, 1998 and World Express Travel, Inc. ("WET") on September 17, 1998 that will be accounted for under the purchase method for a purchase price of $17,098 and $8,177, respectively, in cash. The total assets related to these four acquisitions were $53,968 including intangible assets of $45,603. The results of these acquisitions have been or will be included in the Company's results from their respective dates of acquisition.

     In fiscal 1998, the Company made seven acquisitions accounted for under the purchase method for an aggregate purchase price of $82,362, consisting of 3,802,367 shares of common stock with a market value of $83,780 and net of $1,418 of cash acquired (the "Fiscal 1998 Purchase Acquisitions"). The total assets related to these seven acquisitions were $104,776, including intangible assets of $82,218. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

The unaudited pro forma combined financial statements which follows gives effect to the impact of these acquisitions, the refinancing of all amounts that were payable to U.S. Office Products Company ("USOP"), and the distribution of 10,969,000 shares of Navigant Common Stock to the former stockholders of USOP which was completed on June 9, 1998 (the "Distribution"). The pro forma offering adjustments further adjust such pro forma combined financial statements to give effect to the June 9, 1998 stock offering of 2,000,000 shares of Common Stock (the "Offering") and the use of the proceeds therefrom to repay debt. The pro forma combined financial statements do not give effect to the three additional acquisitions which occurred subsequent to September 17, 1998 which are considered insignificant.

The unaudited pro forma combined balance sheet as of July 25, 1998 gives effect to the acquisition of ATC and WET by the Company as if these transactions had occurred as of the Company's most recent balance sheet date, July 25, 1998.

The unaudited pro forma combined statement of income for the fiscal year ended April 25, 1998 gives effect to (i) the Fiscal 1998 Purchase Acquisitions; (ii) the First Quarter Fiscal 1999 Purchase Acquisitions; (iii) the acquisition of ATC; (iv) the acquisition of WET; (v) the refinancing of all amounts payable to USOP; (vi) the Distribution; and (vii) the Offering, as if all such transactions had occurred on April 27, 1997.

The unaudited pro forma combined statement of income for the fiscal year ended April 25, 1998 includes (i) the audited financial information of the Company for the fiscal year ended April 25, 1998; (ii) the unuadited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through their respective acquisition dates; (iii) the unaudited financial information of the First Quarter Fiscal 1999 Purchase Acquisitions for the period from April 27, 1997 through April 25, 1998; (iv) the unaudited financial information of ATC for the period from April 27, 1997 through April 25, 1998; and (v) the unaudited financial information of WET for the period from April 27, 1997 through April 25, 1998.

The unaudited pro forma combined statement of income for the three months ended July 25, 1998 gives effect to (i) the First Quarter Fiscal 1999 Purchase Acquisitions; (ii) the acquisition of ATC; (iii) the acquisition of WET; (iv) the refinancing of all amounts payable to USOP; (v) the Distribution; and (vi) the Offering, as if all such transactions had occurred on April 26, 1998.

The unaudited pro forma combined statement of income for the three months ended July 25, 1998 includes (i) the unaudited financial information of the Company for the three months ended July 25, 1998; (iii) the unaudited financial information of the First Quarter Fiscal 1999 Purchase Acquisitions for the period from April 26, 1998 through their respective acquisition date; (iv) the unaudited financial information of ATC for the period from April 26, 1998 through July 25, 1998; and (v) the unaudited financial information of WET for the period from April 26, 1998 through July 25, 1998.

The unaudited pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K and in the Company's Annual Report on Form 10-K for the fiscal year ended April 25, 1998 and its Quarterly Report on Form 10-Q for the three months ended July 25, 1998. The financial data for the Fiscal 1998 Purchase Acquisitions is shown combined but is presented by company in Navigant's Report on Form S-1.

                          NAVIGANT INTERNATIONAL, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                 JULY 25, 1998
                                 (In Thousands)
                                  (Unaudited)

                                                                                    World
                                            Navigant           Arrington           Express
                                          International,     Travel Center,        Travel      Pro Forma             Pro Forma
                                               Inc.               Inc.               Inc.      Adjustments            Combined

Cash and cash equivalents                    $  5,202                              $  181       $(1,268)  (a)          $  4,115
Total receivables                              22,271             $2,966              968                                26,205
Due from U.S. Office Products                   1,458                                                                     1,458
Prepaid and other assets                        2,977                530              124                                 3,631
                                             --------             ------           ------       -------                --------
     Total current assets                      31,908              3,496            1,273        (1,268)                 35,409

Net property and equipment                     18,402                428              114                                18,944
Net intangible assets                         107,990                                  28        16,147   (b)           132,517
                                                                                                  8,352   (c)
Other assets                                    1,447                190               17                                 1,654
                                             --------             ------           ------       -------                --------
     Total assets                            $159,747             $4,114           $1,432       $23,231                $188,524
                                             ========             ======           ======       =======                ========

Short-term debt                              $  1,180                                                                  $  1,180
Payable to former shareholder                                     $1,268                        $(1,268)  (a)                 0
Accounts payable                                2,934                              $  439                                 3,373
Accrued compensation                            5,669                548              241                                 6,458
Accrued taxes                                     758                                                                       758
Other accrued liabilities                      12,252                763               42           250   (b)            13,457
                                                                                                    150   (c)
                                             --------             ------           ------       -------                --------
     Total current liabilities                 22,793              2,579              722          (868)                 25,226

Long-term debt                                 21,438                                 735        17,098   (b)            47,448
                                                                                                  8,177   (c)
Other long-term liabilities                     1,688                334                                                  2,022
Deferred income taxes                              97                                                                        97
                                             --------             ------           ------       -------                --------
     Total liabilities                         46,016              2,913            1,457        24,407                  74,793

Common stock                                       13                 10                5           (10)  (b)                13
                                                                                                     (5)  (c)
Additional paid-in capital                    111,843                                   2            (2)  (c)           111,843
Retained earnings                               2,034              1,191              (32)       (1,191)  (b)             2,034
                                                                                                     32   (c)
Cumulative translation adjustment                (159)                                                                     (159)
                                             --------             ------           ------       -------                --------
     Total stockholders' equity               113,731              1,201              (25)       (1,176)                113,731
                                             --------             ------           ------       -------                --------
     Total liabilities and
        stockholders' equity                 $159,747             $4,114           $1,432       $23,231                $188,524
                                             ========             ======           ======       =======                ========


      See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
                    Pro Forma Combined Statement of Income
                       Three Months Ended July 25, 1998
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)




                                                                                     First Quarter
                                     Navigant     Arrington                           Fiscal 1999
                                  International, Travel Center, World Express           Purchase         Pro Forma      Pro Forma
                                       Inc.         Inc.         Travel, Inc.         Acquisitions      Adjustments      Combined
Revenues                              $40,578     $4,278             $1,468             $4,574                           $50,898
Operating Expenses                     23,155      2,438                741              2,479                            28,813
                                      -------     ------             ------             ------                            -------
     Gross Profit                      17,423      1,840                727              2,095                            22,085


General and administrative expenses    12,054      1,033                420              1,460             $  (591)  (d)  14,376
Amortization expense                      712                                                                  302   (f)   1,014
Strategic restructuring costs           2,826                                                               (2,826)  (g)
                                      -------     ------             ------             ------             -------       -------
     Operating Income                   1,831        807                307                635               3,115         6,695

Other (Income) Expense                    220        (89)                22                (12)                717   (h)     858
                                      -------     ------             ------             ------             -------       -------
     Income before provision
       for income taxes                 1,611        896                285                647               2,398         5,837

Provision for income taxes                878                                               21               1,623   (i)   2,522
                                      -------     ------             ------             ------             -------       -------
     Net income                       $   733     $  896             $  285             $  626             $   775       $ 3,315
                                      =======     ======             ======             ======             =======       =======

Weighted average shares (j)
     Basic                             13,183                                                                             12,978
     Diluted                           13,264                                                                             12,997
Net income per share
     Basic                              $0.06                                                                             $ 0.26
     Diluted                            $0.06                                                                             $ 0.26


       See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
                    Pro Forma Combined Statement of Income
                      Twelve Months Ended April 25, 1998
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)



                                                                                       First Quarter
                               Navigant     Arrington                    Fiscal 1998     Fiscal 1999
                            International, Travel Center, World Express   Purchase        Purchase      Pro Forma       Pro Forma
                                  Inc.        Inc.        Travel, Inc.  Acquisitions    Acquisitions   Adjustments      Combined
Revenues                        $120,424    $18,238         $7,250        $36,618          $17,419                      $199,949
Operating Expenses                69,643     10,396          3,654         19,372            9,468                       112,533
                                --------   --------       --------       --------         --------                      --------
     Gross Profit                 50,781      7,842          3,596         17,246            7,951                        87,416


General and administrative
  expenses                        38,531      5,597          1,948         11,935            6,146      $(3,050) (d)      61,229
                                                                                                            122  (e)
Amortization expense               2,353                                      111                         1,706  (f)       4,170
Nonrecurring costs                 2,263                                                                 (1,000) (g)       1,263
                                --------   --------       --------       --------         --------     --------         --------
     Operating income              7,634      2,245          1,648          5,200            1,805        2,222           20,754

Other (Income) Expense               176       (316)            85            (24)              30        3,319  (h)       3,270
                                --------   --------       --------       --------         --------     --------         --------
     Income before provision
       for income taxes            7,458      2,561          1,563          5,224            1,775       (1,097)          17,484

Provision for income taxes         4,081         12                           303               44        3,637  (i)       8,077
                                --------   --------       --------       --------         --------     --------         --------
     Net income                 $  3,377    $ 2,549         $1,563        $ 4,921          $ 1,731      $(4,734)        $  9,407
                                ========    =======       ========       ========         ========     ========         ========

Weighted average shares  (j)
     Basic                        11,956                                                                                  12,978
     Diluted                      12,193                                                                                  12,997
Net income per share
     Basic                         $0.28                                                                                   $0.72
     Diluted                       $0.28                                                                                   $0.72



      See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)
                               ($ In Thousands)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

a) Adjustment to reflect the repayment of payable to former shareholder of ATC as a result of the acquisition of ATC by the Company.

b) Adjustment to reflect purchase price adjustments associated with the acquisition of ATC for cash of $17,098. The portion of the consideration assigned to goodwill ($16,147) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 35 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

c) Adjustment to reflect purchase price adjustments associated with the acquisition of WET for cash of $8,177. The portion of the consideration assigned to goodwill ($8,352) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 35 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

d) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions. The Company believes that these reductions are expected to remain in place for the foreseeable future and are not reasonably likely to affect the operating performance of the Company.

e) Adjustment to reflect additional corporate overhead expenses to be incurred as a stand-alone, publicly traded entity, rather than as a division of USOP.

f) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions, First Quarter Fiscal 1999 Purchase Acquisitions, ATC and WET acquisition for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortization over an estimate life of 35 years.

g) Adjustment to reflect the elimination of nonrecurring costs that were associated with the Distribution.

h) Adjustment to reflect the increase in interest expense. Interest expense is being calculated on an average pro forma debt outstanding during the applicable periods at a weighted average interest rate of approximately 7.75%. The adjustment also reflects the reduction in interest income to zero as the Company generally expects to use available cash to repay debt. Pro forma interest expense will fluctuate $55 on an annual basis for each 0.125% change in interest rates.

i) Adjustment to calculate the provision for income taxes on the pro forma combined results. The difference between the effective tax rates and the statutory tax rate of 35% relates primarily to non-deductible goodwill, restructuring costs and state income taxes.

j) The weighted average shares outstanding used to calculate pro forma combined earnings per share is calculated based upon the weighted average shares of the Company, as adjusted to reflect the shares sold in the Offering, as if the Offering had occurred on April 27, 1997.